UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2009

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 2, 2009, the Compensation Committee of the Board of Directors (the "Committee") of Juniper Networks, Inc. (the "Company") approved a new compensation arrangement for Scott Kriens, the Chairman of the Board and an employee of the Company, to reflect the change in his responsibilities from Chief Executive Officer to Chairman. Under this new arrangement, Mr. Kriens’ annual base salary will be reduced to $400,000, effective April 1, 2009, and he will not be eligible to participate under the Company’s cash incentive compensation programs. In addition, effective April 1, 2009, Mr. Kriens will be granted a one year performance share award. This grant will be subject to the same performance vesting conditions as the CEO’s performance share award for 2009 (such that Mr. Kriens could receive up to 200% of the target shares based on the performance attained), except that the earned portion will vest one year from the effective date of grant. The Committee also adopted a new policy that supersedes the Company’s Aircraft Reimbursement Policy for Mr. Kriens. Under the new policy, if Mr. Kriens uses his personal aircraft for business travel on behalf of the Company, he will be entitled to be reimbursed for his travel at rates equal to first class airfare to the applicable destination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

March 6, 2009	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Senior Vice President and General Counsel